Consent of Independent Registered Public Accounting Firm

The Board of Directors
Nationwide Life and Annuity Insurance Company:

We consent to the use of our reports with respect to Nationwide Provident VLI Separate Account A dated April 13, 2009 and Nationwide Life and Annuity Insurance Company dated April 10, 2009, included herein, and to the reference to our firm under the headings “Experts” and “Financial Statements” in the Prospectus Supplement dated January 4, 2010.

/s/ KPMG LLP

Columbus, Ohio
December 30, 2009